As filed with the Securities and Exchange Commission on December 7, 2005.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NeuStar, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7375	52-2141938
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
46000 Center Oak Plaza
Sterling, Virginia 20166
(571) 434-5400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey E. Ganek
Chairman and Chief Executive Officer
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, Virginia 20166
(571) 434-5400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Stephen I. Glover, Esq.	Ronald Cami
Gibson, Dunn & Crutcher LLP	Cravath, Swaine & Moore LLP
1050 Connecticut Ave., NW	825 Eighth Avenue
Washington, DC 20036	New York, NY 10019
(202) 955-8500	(212) 474-1000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-129700
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class				Amount of
of Securities to be	Amount to be	Maximum Offering	Maximum Aggregate	Registration
Registered	Registered (1)	Price per Unit	Offering Price	Fee
Class A Common Stock, $0.001 par value per share	2,575,521	$32.30	$83,189,328	$8,901.26

     (1) Includes shares that may be sold upon exercise of the underwriters’ over-allotment option, if any.

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-129700) filed by NeuStar, Inc. with the Securities and Exchange Commission (the “Commission”) on November 15, 2005, as amended, which was declared effective by the Commission on December 6, 2005, and including the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, Commonwealth of Virginia, on December 7, 2005.

NeuStar, Inc.
By:	/s/ Jeffrey E. Ganek
Jeffrey E. Ganek
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 7, 2005.

Signature	Title

/s/ Jeffrey E. Ganek Jeffrey E. Ganek	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ Jeffrey A. Babka Jeffrey A. Babka	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* James G. Cullen	Director
* Henry Geller	Director
* Dr. Henry Kressel	Director
* Joseph P. Landy	Director
* Dr. Kenneth A. Pickar	Director
* Frank L. Schiff	Director

* By:	/s/ Martin K. Lowen
Martin K. Lowen
Attorney in Fact

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
5.1	Opinion of Gibson, Dunn & Crutcher LLP. *
23.1	Consent of Ernst & Young LLP. *
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 filed herewith).

*	Filed herewith.